As filed with the Securities and Exchange Commission on March 14, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________________________________

MOMENTUS INC.

(Exact Name of Registrant as Specified in Its Charter)

_______________________________________________________

Delaware	3714	84-1905538
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_______________________________________________________

3901 N. First Street
San Jose, CA 95134

(650) 564-7820
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal

Executive Offices)

_______________________________________________________

Momentus Inc. 2021 Equity Incentive Plan

Momentus Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

_______________________________________________________

John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, CA 95134
Telephone: (650) 564-7820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen C. Hinton, Esq. Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, Tennessee 37203 Telephone: (615) 244-2582	Jikun Kim Chief Financial Officer 3901 N. First Street San Jose, CA 95134 Telephone: (650) 564-7820

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Momentus Inc. (the “Company”) to register 2,436,353 additional shares of the Company’s Class A Common Stock, par value $0.00001 per share (“Common Stock”), reserved for issuance under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and 406,059 additional shares of Common Stock reserved for issuance under the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”).

Pursuant to General Instruction E regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2021 (Registration No 333- 260331) is incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information in a report on Form 8-K that is furnished and not filed pursuant to Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the Commission on March 8, 2022;

(ii)	All other reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

(iii)	the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, as filed with the SEC on November 6, 2019, as amended by the description of the Registrant's common stock contained in Exhibit 4.3 to the Annual Report filed with the Commission on March 8, 2022, and including any further amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

II-1

Item 8. Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Title	Form	File No.	Exhibit	Date	Herewith
5.1	Opinion of Bradley Arant Boult Cummings LLP as to the validity of the securities being registered.					X

23.1	Consent of Armanino LLP, independent registered public accounting firm.					X

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (filed as part of signature page hereto).					X

99.1	Momentus Inc. 2021 Equity Incentive Plan.	8-K	001-39128	10.5	August 18, 2021

99.2	Momentus Inc. 2021 Employee Stock Purchase Plan.	8-K	001-39128	10.8	August 18, 2021

107.1	Filing Fee Table.					X

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 12, 2022.

Momentus Inc.

Date: March 12, 2022	By:	/s/ John C. Rood
	Name:	John C. Rood
	Title:	Chief Executive Officer and Chairperson of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Momentus Inc., a Delaware corporation, do hereby constitute and appoint John C. Rood and Jikun Kim, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Rood John C. Rood	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 12, 2022

/s/ Jikun Kim Jikun Kim	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2022

/s/ Chris Hadfield Chris Hadfield	Director	March 11, 2022

/s/ Brian Kabot Brian Kabot	Director	March 11, 2022

/s/ Mitchel Kugler Mitchel Kugler	Director	March 11, 2022

/s/ Victorino Mercado Victorino Mercado	Director	March 11, 2022

/s/ Kimberly A. Reed Kimberly A. Reed	Director	March 11, 2022

/s/ Linda J. Reiners Linda J. Reiners	Director	March 11, 2022

II-3